Exhibit 99.(c)(9)

Conflicts Committee of GasLog Partners LP March 2023 PRELIMINARY ANALYSIS SUBJECT TO MATERIAL CHANGES 3/30/2023 9:31 AM

Confidential Table of Contents Summary of Sponsor Counterproposal Preliminary Valuation Findings Appendix Section I II

Confidential I. Summary of Sponsor Counterproposal

Confidential

Summary of Sponsor Counterproposal

Key Developments Since Last Meeting

- On March 17, 2023, Evercore, on behalf of the Conflicts Committee, conveyed the counterproposal to GasLog Ltd. of $9.10 per common unit with the provision for majority of the minority

- On March 29, 2023, GasLog Ltd. responded with its own counterproposal, increasing the proposed cash consideration from $8.10 to $8.38 per GasLog Partners common unit and continuing its insistence on no majority of the minority provision

  - GasLog Ltd. has requested a response by Friday, March 31st

- Evercore has requested an updated corporate model from management to address the following recent developments:

  - GasLog Partners entered into the sale-leaseback of the *GasLog Sydney* with CDB Leasing

  - Management provided the Board with an update on the Venice Energy FSRU project, indicating potential delays and adjustments to contractual terms

  - Management indicated that it believes the Conflicts Committee has the latest financial projections, but will check internally for updated materials

EVERCORE

4

GASLOG PARTNERS

Confidential Offer Date: 1/24/23 3/10/23 3/17/23 3/29/23 3/17/23 3/15/23 3/4/23 Offeror: Sponsor Sponsor Sponsor Sponsor Committee Committee Committee GasLog Partners Common Unit Value $7.70 $8.02 $8.10 $8.38 $8.50 $8.75 $9.00 $9.10 $9.85 $10.00 (x) Total Units Outstanding 54.285 54.285 54.285 54.285 54.285 54.285 54.285 54.285 54.285 54.285 Implied Equity Value $418 $435 $440 $455 $461 $475 $489 $494 $535 $543 (+) Gross Debt as of December 31, 2022 985 985 985 985 985 985 985 985 985 985 (–) Cash and Cash Equivalents (223) (223) (223) (223) (223) (223) (223) (223) (223) (223) (+) Liquidation Value of Preferred Equity 291 291 291 291 291 291 291 291 291 291 Implied Enterprise Value $1,470 $1,488 $1,492 $1,507 $1,514 $1,527 $1,541 $1,546 $1,587 $1,595 Premiums Metric Unaffected Unit Price as of January 24, 2023 $6.98 10.3% 14.9% 16.0% 20.1% 21.8% 25.4% 28.9% 30.4% 41.1% 43.3% Unaffected 10-Day VWAP 6.74 14.2% 18.9% 20.1% 24.3% 26.1% 29.8% 33.5% 35.0% 46.1% 48.3% Unaffected 30-Day VWAP 6.79 13.4% 18.1% 19.3% 23.4% 25.2% 28.9% 32.6% 34.1% 45.1% 47.3% Current Unit Price as of March 29, 2023 8.46 (9.0%) (5.2%) (4.3%) (0.9%) 0.5% 3.4% 6.4% 7.6% 16.4% 18.2% Implied Price / NAV Assuming 10.0% Discount to Appraised Value $8.19 0.94x 0.98x 0.99x 1.02x 1.04x 1.07x 1.10x 1.11x 1.20x 1.22x Assuming No Premium / Discount to Appraised Value 11.56 0.67 0.69 0.70 0.73 0.74 0.76 0.78 0.79 0.85 0.87 Assuming 10.0% Premium to Appraised Value 14.92 0.52 0.54 0.54 0.56 0.57 0.59 0.60 0.61 0.66 0.67 EBITDA Multiples (GLOP Mgmt.) Enterprise Value / 2022A EBITDA $274 5.4x 5.4x 5.4x 5.5x 5.5x 5.6x 5.6x 5.6x 5.8x 5.8x Enterprise Value / 2023E EBITDA 290 5.1 5.1 5.2 5.2 5.2 5.3 5.3 5.3 5.5 5.5 Enterprise Value / 2024E EBITDA 269 5.5 5.5 5.5 5.6 5.6 5.7 5.7 5.7 5.9 5.9 Enterprise Value / 2025E EBITDA 226 6.5 6.6 6.6 6.7 6.7 6.8 6.8 6.9 7.0 7.1 EBITDA Multiples (Stifel Research) Enterprise Value / 2023E EBITDA $273 5.4x 5.4x 5.5x 5.5x 5.5x 5.6x 5.6x 5.7x 5.8x 5.8x Enterprise Value / 2024E EBITDA 211 7.0 7.1 7.1 7.2 7.2 7.2 7.3 7.3 7.5 7.6 Distribution Yield (GLOP Mgmt.) 2023E 0.04 0.5% 0.5% 0.5% 0.5% 0.5% 0.5% 0.4% 0.4% 0.4% 0.4% ($ in millions, except per unit data) Summary of Sponsor Counterproposal Analysis at Various Prices Source: GasLog Partners management, public filings, FactSet (3/29/23) 1. Please refer to page 9 for charter-adjusted Net Asset Value calculations 0 5 1

Confidential Daily Average Total Volume Traded Since Offer (45 Days) 547k 24,596k 90-Day Unaffected 345k 31,069k % of Outstanding Common Units Since Offer (45 Days) 1.0% 45.3% 90-Day Unaffected 0.6% 57.2% % of Public Float (36.338mm units) Since Offer (45 Days) 1.5% 67.7% 90-Day Unaffected 0.9% 85.5% $8.46 - 1,000.0 2,000.0 3,000.0 4,000.0 5,000.0 $6.00 $7.00 $8.00 $9.00 $10.00 1/24 2/5 2/18 3/3 3/16 3/29 GLOP Common Unit Price Unit Volume (thousands) Volume (000s) Unit Price Summary of Sponsor Counterproposal Source: FactSet (3/29/23) GLOP Unit Price Performance Initial Offer: $7.70 Proposed Consideration: $8.38 6

Confidential II. Preliminary Valuation Findings

Confidential

Preliminary Findings

Preliminary Valuation Summary

Category	Methodology	Low	High	Basis
Charter-Adjusted Appraisal NAV[1]		$8.19	$14.92	Premium / (Discount) to Appraisal NAV: (10.0%) – 10.0%
Discounted Cash Flow	EBITDA Exit Multiple	$6.43	$12.96	WACC: 9.0% – 10.0%; 2027E EBITDA Exit Multiple: 4.0x – 6.0x
Peer Trading	EV / 2023E EBITDA	$7.28	$12.61	2023E EBITDA Multiple: 5.0x - 6.0x
Peer Trading	EV / 2024E EBITDA	$7.87	$12.83	2024E EBITDA Multiple: 5.5x - 6.5x
Peer Trading	Price / Net Asset Value[1]	$6.36	$9.25	Appraisal P / NAV Multiple: 0.55x - 0.80x
Precedents	Price / Net Asset Value[1]	$8.09	$12.14	Appraisal P / NAV Multiple: 0.70x - 1.05x
For Reference Only	52-Week Share Price Range	$4.30	$9.27	Based on on Low and High of Past 52 Weeks
For Reference Only	Premiums Paid	$7.52	$10.11	Based on 25th and 75th percentile of the One-Day and 30-Day Paid
For Reference Only	Analyst Price Target	$9.50	$9.50	Based on Stifel Price Target


$30.00
$20.00
$10.00
$--
Current Trading Price: $8.46
Proposed Consideration: $8.38
$14.92
$8.19
$12.96
$6.43
$12.61
$7.28
$12.83
$7.87
$9.25
$6.36
$12.14
$8.09
$9.27
$4.30
$10.11
$7.52
$9.50
$9.50

Note: This summary of certain analyses is provided for illustrative purposes. It does not represent all of the analyses performed by Evercore and should be considered with the information elsewhere in this presentation. As is customary in similar transactions, the valuation analysis contained herein assesses the Partnership on a standalone basis.

1. Owned vessels based on an average of appraisals from Fearnleys and Braemar ACM as of February 2023. Sale leaseback vessels based on Sponsor-estimated right-of-use asset value

EVERCORE 8 GASLOG PARTNERS

Confidential Appraisal NAV per Share $6.51 $8.19 $9.27 $9.88 $11.56 $13.24 $14.92 $16.61 (15.0%) (10.0%) WS Research (5.0%) 0.0% 5.0% 10.0% 15.0% Premium / (Discount) to Total Charter-Free Appraised Value Charter Free Gross Asset Value (Broker Average) $1,827 (±) Charter Mark-to-Market (95) Charter Adjusted Gross Asset Value $1,732 (+) Cash and Cash Equivalents 223 (–) Net Working Capital (52) (–) Preferred Equity1 (291) (–) Total Debt Outstanding2 (985) Net Asset Value $627 (÷) Total Units Outstanding 54.285 NAV per Common Unit $11.56 Implied Current Price / NAV 3 0.73x Charter Free Appraisal Charter Adj.4 Vessel Engine Built Cbm Fearnleys Braemar Avg. MtM Value GasLog Geneva TFDE 2016 174k $201 $190 $196 ($2) $194 GasLog Gibraltar TFDE 2016 174k 201 190 196 (2) 193 GasLog Glasgow TFDE 2016 174k 199 190 195 (36) 158 GasLog Greece TFDE 2016 174k 197 180 189 (34) 155 Solaris TFDE 2014 155k 160 162 161 5 166 Methane Becki Anne TFDE 2010 170k 145 169 157 (7) 149 GasLog Santiago TFDE 2013 155k 148 162 155 (14) 141 GasLog Sydney TFDE 2013 155k 148 162 155 - 155 GasLog Seattle TFDE 2013 155k 150 158 154 - 154 Methane Alison Victoria Steam 2007 145k 65 59 62 (2) 60 Methane Jane Elizabeth Steam 2006 145k 60 56 58 (6) 52 Methane Rita Andrea Steam 2006 145k 60 56 58 3 61 GasLog Shanghai TFDE 2013 155k SLB SLB 65 SLB 65 Methane Heather Sally Steam 2007 145k SLB SLB 28 SLB 28 Gross Asset Value $1,734 $1,733 $1,827 ($95) $1,732 GLOP Fleet Summary Preliminary Findings GLOP Fleet Valuation Detail GasLog Partners NAV per Unit ($ in millions) Source: Company filings, Fearnleys and Braemar (February 2023) Note: Balance sheet figures based on fiscal year ended 12/31/22 1. Preferred equity valued at liquidation preference of $25 per unit. Preferred equity market value of $270.9mm as of 3/29/23 2. Includes lease liabilities 3. Based on GLOP unit price of $8.46 as of 3/29/23 4. Charter Mark-to-Market based on firm period only with Sponsor-provided comparable market rates, assuming a 9.5% discount rate and a 6/30/23 valuation date 5. GasLog Greece appraisal as of December 31, 2022, as its appraisal as of February 28, 2023 has not yet been provided by GasLog Partners Management 6. Reflects present value of sale leaseback operating cash flows, as provided by Sponsor on 3/17/23 7. Based on Stifel research (1/24/23) 5 7 Sensitivity Analysis Applied Sensitivity Range For Reference Only Implied NAV per Unit (Assuming no Appraisal Discount) $11.56 $12.14 $10.40 $10.98 $9.25 $9.82 $8.09 $8.67 $7.51 0.65x 0.70x 0.75x 0.80x 0.85x 0.90x 0.95x 1.00x 1.05x Price / Net Asset Value per Common Unit 9 Requested updated information from Management based on recent sale leaseback 6 6 6 6 4

Confidential Discounted Cash Flow – Assumptions Preliminary Findings ◼ Evercore utilized the following assumptions to analyze GasLog Partners’ discounted cash flows: Discounted the projected cash flows to January 1, 2023 under midterm convention EBITDA and capital expenditures through December 31, 2027E per GLOP Financial Projections Assumes a tax rate of 0.0% Mid-point discount rate of 9.5% utilizing WACC based on Capital Asset Pricing Model Terminal value based on a 4.0x to 6.0x EBITDA exit multiple 10

Confidential Discounted Cash Flow of GasLog Partners Preliminary Findings Source: GasLog Partners management, public filings 1. Includes Financing Leases 2. Liquidation value as of January 1, 2023 3. Includes general partner, common and Class B units ($ in millions, except per unit data) For the Years Ending December 31, EBITDA 2023E 2024E 2025E 2026E 2027E Multiple EBITDA $289.5 $269.0 $225.7 $222.2 $238.3 $238.3 (–) Capital Expenditures (38.2) (54.6) (90.8) (28.0) - (–) Change in Working Capital (15.3) (1.1) (0.7) (0.2) (0.0) (±) Other Items - - - - - Unlevered Free Cash Flow $236.0 $213.3 $134.2 $194.1 $238.3 Terminal Value Exit EBITDA Multiple 5.00x Terminal Value $1,191.5 PV of Terminal Value at 9.5% Discount Rate 756.9 (+) PV of Unlevered Free Cash Flow at 9.5% Discount Rate 818.3 Implied Enterprise Value $1,575.2 (–) Total Debt Outstanding as of January 1, 20231 (984.5) (+) Cash and Cash Equivalents as of January 1, 2023 223.1 (–) Preferred Equity2 (291.1) Implied Equity Value $522.7 Total Units as of January 1, 20233 54.285 Implied Value per Unit $9.63 EBITDA Exit Multiple Sensitivity Perpetuity Growth Rate Sensitivity EBITDA Exit Multiple Perpetuity Growth Rate 3.00x 4.00x 5.00x 6.00x 7.00x 8.5% $4.76 $7.68 $10.60 $13.52 $16.44 9.0% 4.40 7.26 10.11 12.96 15.82 9.5% 4.05 6.84 9.63 12.42 15.21 10.0% 3.71 6.43 9.16 11.89 14.61 10.5% 3.37 6.04 8.70 11.37 14.03 WACC 11

Confidential

Preliminary Findings

Exit EV / EBITDA Considerations Based on Fleet Age and Type

($ in millions)


Three Year Average
Five Year Average
174k CBM TFDE Vessels Implied EV / EBITDA[1]
160k CBM TFDE Vessels Implied EV / EBITDA[1]
145k CBM Steam Vessels Implied EV / EBITDA[1]
Avg. S&P Purchase Price[2]
$214
$195[3]
$161
$132[4]
$84
$52[5]
Multiple Degradation Over 5 Years
(0.5x)
(1.5x)
(2.3x)
4.5x
4.0x
6.0x
4.5x
5.6x
3.3x
Newbuild
5-Yr Old
5-Yr Old
10-Yr Old
10-Yr Old
15-Yr Old
Vessel EBITDA[1]
$47.3[1]
$26.4[1]
$14.6[1]

GLOP Fleet

Number of Vessels (2027)


174k CBM TFDE 5
145k CBM Steam 3
160k CBM TFDE 4

Age of Vessels

	Age (Years) 2023	Age (Years) 2027
145k CBM Steam	16	21
160k CBM TFDE	9	14
174k CBM TFDE	7	12

Source: Clarksons, GLOP management

1. Assumes charter rates of ~$146k, ~$89k and ~$52k per day for 174k TFDE, 160k TFDE and steam vessels respectively, based on average 1yr TC for measurement period (3yrs for 174k TFDE and 5yrs for 160k TFDE and Steam vessels); Assumes operating expenses of ~$13,700, ~$14,700 and ~$11,000 per day for 174k TFDE, 160k TFDE and 145k steam vessels respectively, based on 2023 estimates from GLOP Financial Projections

EVERCORE
12

2. Based on Clarksons historical data
3. Given limited data for 5-yr old vessels, 2020 values extrapolated assuming same average relative percentage change in pricing between newbuild and 5-yr old vessels as in 2021 and 2022
4. Given limited data for 10-yr old vessels, 2018, 2019 and 2020 values extrapolated assuming same average relative percentage change in pricing between 5-yr old and 10-yr old vessels as in 2021 and 2022
5. Given limited data for 15-yr old vessels, 2018 and 2019 values extrapolated assuming same average relative percentage change in pricing between 10-yr old and 15-yr old vessels as in 2020, 2021 and 2022

GASLOG PARTNERS

Confidential Preliminary Findings Peer Trading – Overview of Peers Company Remaining Charter Length Age of Fleet Overview of Business 1.5 10.9 ■ Pure-play LNGC with 14 vessels, including 4 steams, 5 155k CBM TFDEs and 5 170k+ TFDEs ■ Significant spot exposure in 2024+ ■ MLP structure 3.6 3.4 ■ Pure-play LNGC with 100% 174K+ CBM fleet TFDEs under long-term charters 6.3 13.3 ■ FSRU-focused business with long-term charters and limited spot exposure 6.2 12.7 ■ Pure-play LNGC with 3 steams vessels under long-term contract with Gazprom and 3 other 155k TFDE vessels ■ MLP structure 7.8 / 5.1 (LNGC Only / Full Fleet) 1.6 / 7.0 (LNGC Only / Full Fleet) ■ Mixed fleet including 16 containers (majority of contracts expire 2025+) and 7 LNGC (2020+ builds with long term charters) ■ MLP structure NA 7.2 ■ Pure-play LNGC with 8 160k CMB TFDE vessels and 4 170k+ CBM TFDE vessels ■ Significant spot exposure ■ Listed on NYSE and Norwegian exchange Source: Partnership and Company websites and filings, Wall Street research 13

Confidential 4.9x 5.2x 10.8x 7.7x 6.8x 6.4x 5.5x 5.3x 6.8x 10.8x 7.2x 5.9x 6.3x 6.4x EV / 2023E EBITDA EV / 2024E EBITDA 2023E Median: 6.8x 2024E Median: 6.4x Preliminary Findings Peer Trading – EV / EBITDA Source: Partnership website and filings, Wall Street research, FactSet (3/29/23) Note: GLOP EBITDA estimates represent Stifel (1/26/23) estimates 1. At time of IPO on December 31, 2021; Management EBITDA figure assumes execution of Project Venice 2. Based on Stifel research (1/24/23) 1.7 6.0 6.2 8.0 1 3.8 NA Charter Duration (Yrs.) 2 Management Wall Street Research 1 GLOP metrics based on GLOP’s unaffected unit price of $6.98 as of 1/24/23 14

Confidential 5.5x 6.6x 6.4x 7.6x 10.8x 5.7x 0.0x 2.0x 4.0x 6.0x 8.0x 10.0x 12.0x 14.0x 16.0x 1/1/18 11/15/18 9/30/19 8/14/20 6/29/21 5/14/22 3/29/23 Gaslog Partners Dynagas Capital Product Partners Excelerate Energy Flex LNG CoolCo 0 1 Year Average 3 Year Average 5 Year Average Gaslog Partners 4.9x 5.8x 6.6x Dynagas 7.5x 8.1x 8.5x Capital Product Partners 6.8x 6.1x 5.6x Excelerate Energy 10.3x Flex LNG 10.6x 8.9x 8.7x CoolCo 5.6x Average (Excluding GLOP) 8.2x 7.7x 7.6x Preliminary Findings GLOP’s Trading Multiples Over Time Relative to Benchmarks and Its Peers Source: FactSet (3/29/23) 1. Excelerate Energy IPO on 4/13/22 2. CoolCo began trading on 2/22/22 1 EV / NTM EBITDA 2 Over the last five years, GLOP has traded at a 1.0x discount to the peer average, and the one- and three-year average discount is closer to 2.0-3.0x 15

Confidential 0.60x 0.75x 1.09x 0.55x 0.35x NA NA Source: Partnership website and filings, Wall Street research, FactSet (3/29/23) 1. Based on the average of Fearnleys and Braemar 2. NAV on Stifel research (1/24/23) Preliminary Findings Peer Trading – P / NAV Wall Street Research Analyst NAV P / NAV Mean 0.66x Median 0.55x 2 Broker Appraisal Wall Street Research 1 GLOP metrics based on GLOP’s unaffected unit price of $6.98 as of 1/24/23 16

Confidential Target GCI DryShips Teekay Offshore Grindrod Shipping Golar LNG Partners GasLog Teekay LNG Partners Höegh LNG Holdings Ltd. Acquiror Seaspan SPII Holdings Brookfield Taylor Maritime Investments New Fortress Energy BlackRock Stonepeak Limestone Höegh LNG Partners LP Business Type Term Mixed Mixed Mixed Mixed Term Term Term Transaction Value $1,600 $717 $4,382 $565 $1,906 $4,858 $6,179 $774 Consideration Structure Mixed Cash Cash Cash Mixed Cash Cash Cash Average Fleet Age 3 years 6 years 8 years 7 years 13 years 5 years 10 years 9 years 0.92x 0.86x NA 0.93x 1.06x 0.73x 1.08x 0.80x 3/14/18 8/19/19 10/1/19 10/13/22 1/13/21 2/22/21 10/4/21 5/25/22 Shipping Transaction LNG Transaction LNG Average: 0.92x All Transactions Average: 0.91x Preliminary Findings Selected Precedent Transactions – Cash / Partial Cash – P / NAV ($ in millions) Source: Public filings, press releases, investor presentations, FactSet, Capital IQ, Wall Street research, Evercore estimates 17

Confidential Peer Group Trading: EV / EBITDA Metric Data Applied Multiple Range Implied Valuation Low - High Low - High EV / 2023E EBITDA $290 5.0x - 6.0x $1,448 - $1,737 Implied Enterprise Value $1,448 - $1,737 Less: Total Debt as of January 1, 20232 (985) Plus: Cash and Cash Equivalents as of January 1, 2023 223 Less: Preferred Equity3 (291) Implied Equity Value Range $395 $685 Total Units as of January 1, 20234 54.285 Implied Value per Unit $7.28 $12.61 Preliminary Findings 2023E EBITDA 2024E EBITDA Source: GasLog Partners management, public filings 1. Includes Financing Leases 2. Liquidation value as of January 1, 2023 3. Includes general partner, common and Class B units Metric Data Applied Multiple Range Implied Valuation Low - High Low - High EV / 2024E EBITDA $269 5.5x - 6.5x $1,480 - $1,749 Implied Enterprise Value $1,480 - $1,749 Less: Total Debt as of January 1, 20232 (985) Plus: Cash and Cash Equivalents as of January 1, 2023 223 Less: Preferred Equity3 (291) Implied Equity Value Range $427 $696 Total Units as of January 1, 20234 54.285 Implied Value per Unit $7.87 $12.83 ($ in millions, except per unit data) 18

Confidential Preliminary Findings Peer Group Trading – P / NAV Metric Data Applied Multiple Range Implied Valuation Low - High Low - High Average Broker Appraised P / NAV1 $627 0.55x - 0.80x $345 - $502 Implied Equity Value Range $345 $502 Total Units as of January 1, 2023 54.285 Implied Value per Unit $6.36 $9.25 Source: GasLog Partners management, public filings 1. Based on average February 2023 Clarksons and Fearnleys plus charter Mark-to-Market based on firm period only with Sponsor-provided comparable market rates, assuming a 9.5% discount rate 2. Includes Financing Leases 3. Liquidation value as of January 1, 2023 4. Includes general partner, common and Class B units Precedent Transaction Analysis – P / NAV Metric Data Applied Multiple Range Implied Valuation Low - High Low - High Average Broker Appraised P / NAV1 $627 0.70x - 1.05x $439 - $659 Implied Equity Value Range $439 $659 Total Units as of January 1, 2023 54.285 Implied Value per Unit $8.09 $12.14 ($ in millions, except per unit data) 19 P / NAV Multiples

Confidential

Preliminary Findings

Precedent MLP Premiums Paid

Date Announced	Acquiror / Target	Consideration	Premium[1] Unaffected Spot Price	Premium[1] 30-Day VWAP
02/01/23	Sisecam Chemical Resources LLC / Sisecam Resources LP	Cash-for-Unit	39.7%	40.1%
01/06/23	Phillips 66 / DCP Midstream, LP	Cash-for-Unit	20.1%	28.5%
07/28/22	PBF Energy, Inc. / PBF Logistics LP	Cash/Stock-for-Unit	(3.0%)	13.2%
07/25/22	Shell USA, Inc. / Shell Midstream Partners, L.P.	Cash-for-Unit	23.0%	24.7%
06/02/22	Hartree Partners, LP / Sprague Resources LP	Cash-for-Unit	27.3%	24.1%
05/25/22	Höegh LNG Holdings Ltd / Höegh LNG Partners LP	Cash-for-Unit	135.4%	103.5%
05/16/22	Diamondback Energy / Rattler Midstream LP	Stock-for-Unit	17.3%	8.7%
04/22/22	Ergon, Inc. / Blueknight Energy Partners, L.P.	Cash-for-Unit	51.5%	46.8%
12/20/21	BP p.l.c / BP Midstream Partners LP	Stock-for-Unit	10.8%	3.0%
10/27/21	Phillips 66 / Phillips 66 Partners LP	Stock-for-Unit	4.8%	10.6%
10/04/21	Stonepeak Infrastructure Partners / Teekay LNG Partners LP	Cash-for-Unit	8.3%	7.6%
08/23/21	Landmark Dividend / Landmark Infrastructure Partners LP	Cash-for-Unit	38.4%	35.6%
03/05/21	Chevron Corporation / Noble Midstream Partners LP	Stock-for-Unit	16.7%	23.5%
12/15/20	TC Energy Corporation / TC PipeLines, LP	Stock-for-Unit	19.5%	10.0%
07/27/20	CNX Resources Corporation / CNX Midstream Partners	Stock-for-Unit	28.1%	16.1%
02/27/20	Equitrans Midstream Corporation / EQM Midstream Partners, LP	Stock-for-Unit	(1.5%)	(11.2%)
12/17/19	Blackstone Infrastructure Partners / Tallgrass Energy LP	Cash-for-Unit	56.4%	22.7%
10/01/19	Brookfield Business Partners L.P. / Teekay Offshore Partners L.P.	Cash-for-Unit	28.1%	9.8%
09/16/19	Energy Transfer LP / SemGroup Corporation	Cash/Unit-for-Share	65.4%	80.9%
08/21/19	Pembina Pipeline Corporation / Kinder Morgan Canada Limited	Share-for-Share	37.7%	32.5%
05/10/19	IFM Investors / Buckeye Partners, L.P.	Cash-for-Unit	27.5%	22.9%
05/08/19	MPLX LP / Andeavor (Marathon Petroleum Corporation; Andeavor Logistics LP)	Unit-for-Unit	1.8%	0.5%
04/02/19	UGI Corporation / AmeriGas Partners, L.P.	Cash/Stock-for-Unit	13.5%	22.2%
03/18/19	ArcLight Energy Partners Fund V, L.P. / American Midstream, LP	Cash-for-Unit	31.2%	32.0%
02/05/19	SunCoke Energy, Inc. / SunCoke Energy Partners, L.P.	Stock-for-Unit	9.3%	29.9%
11/26/18	ArcLight Energy Partners Fund VI, L.P. / TransMontaigne Partners L.P.	Cash-for-Unit	13.5%	8.6%
11/08/18	Western Gas Equity Partners, LP / Western Gas Partners, LP	Unit-for-Unit	7.6%	13.8%
10/22/18	EnLink Midstream, LLC / EnLink Midstream Partners, LP	Unit-for-Unit	1.1%	(0.6%)
10/18/18	Valero Energy Corporation / Valero Energy Partners LP	Cash-for-Unit	6.0%	11.9%
10/09/18	Antero Midstream GP LP / Antero Midstream Partners LP	Cash/Stock-for-Unit	63.7%	6.6%
All Transactions	**25th Quartile**		**8.2%**	**8.7%**
	Median		**19.8%**	**15.0%**
	Mean		**26.6%**	**21.8%**
	75th Quartile		**37.9%**	**28.6%**
Cash Transactions	**25th Quartile**		**18.5%**	**11.4%**
	Median		**27.8%**	**24.4%**
	Mean		**36.2%**	**29.9%**
	75th Quartile		**42.6%**	**36.7%**

EVERCORE

20

GASLOG PARTNERS

Source: Bloomberg, FactSet, Public filings

1. VWAP premiums paid are calculated by dividing the value of the offer, defined as the exchange ratio multiplied by the closing price of the acquiror's shares / units on the last trading day prior to announcement plus any cash received, by the 30 VWAP of the target as calculated from the last undisturbed trading day prior to the announcement

Confidential

Preliminary Findings

Precedent MLP Premiums Paid in Transactions with Publicly Disclosed Initial Offers

Date Announced	Date Disclosed	Acquiror / Target	Consideration	Final Transaction Premium: Unaffected Spot Price	Final Transaction Premium: Final Deal Announced - 1
02/01/23	07/06/22	Sisecam Chemical Resources LLC / Sisecam Resources LP	Cash-for-Unit	39.7%	2.8%
01/06/23	08/17/22	Phillips 66 / DCP Midstream, LP	Cash-for-Unit	20.1%	6.2%
07/25/22	02/10/22	Shell USA, Inc. / Shell Midstream Partners, L.P.	Cash-for-Unit	23.0%	9.6%
05/25/22	12/03/21	Höegh LNG Holdings Ltd / Höegh LNG Partners LP	Cash-for-Unit	135.4%	35.0%
04/22/22	10/08/21	Ergon, Inc. / Blueknight Energy Partners, L.P.	Cash-for-Unit	51.5%	40.9%
08/23/21	05/14/21	Landmark Dividend / Landmark Infrastructure Partners LP	Cash-for-Unit	38.4%	16.5%
03/05/21	02/04/21	Chevron Corporation / Noble Midstream Partners LP	Stock-for-Unit	16.7%	(3.3%)
12/15/20	10/04/20	TC Energy Corporation / TC PipeLines, LP	Stock-for-Unit	19.5%	0.6%
12/17/19	08/27/19	Blackstone Infrastructure Partners / Tallgrass Energy LP	Cash-for-Unit	56.4%	22.7%
10/01/19	05/16/19	Brookfield Business Partners L.P. / Teekay Offshore Partners L.P.	Cash-for-Unit	28.1%	33.6%
11/26/18	07/09/18	ArcLight Energy Partners Fund VI, L.P. / TransMontaigne Partners L.P.	Cash-for-Unit	13.5%	12.6%
10/09/18	02/23/18	Antero Midstream GP LP / Antero Midstream Partners LP	Cash/Stock-for-Unit	63.7%	83.4%
All Transactions		**25th Quartile**		**19.7%**	**3.7%**
		Median		**33.3%**	**19.6%**
		Mean		**42.2%**	**25.2%**
		75th Quartile		**55.2%**	**36.5%**
Cash Transactions		**25th Quartile**		**21.6%**	**7.9%**
		Median		**38.4%**	**16.5%**
		Mean		**45.1%**	**20.0%**
		75th Quartile		**54.0%**	**34.3%**

Source: Bloomberg, FactSet, Public filings

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GASLOG PARTNERS

Confidential Appendix

Confidential Charter Mark-to-Market Adjustment

Confidential

Charter Mark-to-Market Adjustment

Comparison of Firm Charter Revenue to Market

($ in millions, except per day / unit data)

Charter Mark-to-Market Adjustment (Firm Period)

	Management Forecasts			Market Revenue			Charter Mark-to-Market	
Vessel	Revenue	Op. Days	Rev. Per Day	Revenue	Op. Days	Rev. Per Day	Delta	NPV of Delta[1]
GasLog Shanghai	$52.2	608	$86.0k	$52.2	608	$86.0k	$ -	$ -
GasLog Santiago	13.3	199	67.0k	27.9	199	140.0k	(14.5)	(14.1)
GasLog Sydney	-	-	-	-	-	-	-	-
GasLog Seattle	27.1	226	120.0k	27.1	226	120.0k	-	-
Solaris	11.9	80	149.8k	6.4	80	80.0k	5.5	5.5
GasLog Greece	83.7	974	85.9k	121.8	974	125.0k	(38.1)	(33.7)
GasLog Glasgow	91.6	1,066	85.9k	133.3	1,066	125.0k	(41.7)	(36.4)
GasLog Geneva	7.4	92	81.0k	9.2	92	100.0k	(1.7)	(1.7)
GasLog Gibraltar	9.9	123	81.0k	12.3	123	100.0k	(2.3)	(2.3)
Methane Rita Andrea	7.7	117	66.0k	4.7	117	40.0k	3.0	3.0
Methane Jane Elizabeth	9.2	230	40.0k	15.0	230	65.0k	(5.8)	(5.5)
Methane Alison Victoria	3.0	102	29.5k	5.1	102	50.0k	(2.1)	(2.0)
Methane Heather Sally	37.9	728	52.0k	37.9	728	52.0k	-	-
Methane Becki Anne	176.8	2,067	85.5k	186.0	2,067	90.0k	(9.2)	(7.3)
Total	**$531.7**	**6,608**	**$1,029.6**	**$638.5**	**6,608**	**$96.6**	**($106.8)**	**($94.7)**

Charter Market-to-Market Adjustment Per Unit	**($1.74)**

Source: GasLog Partners management
1. Represents net present value as of 6/30/23 of firm period operating revenue, less comparable revenue assuming market charter rates provided by Sponsor, discounted monthly assuming 9.5% discount rate

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GASLOG PARTNERS

Confidential Weighted Average Cost of Capital

Confidential GasLog Partners: Weighted Average Cost of Capital Source: Partnership and Company Filings; FactSet (3/29/23); Duff and Phelps 2023 Valuation Handbook 1. Includes corporate debt, lease liabilities and preferred equity as of 12/31/22 2. FactSet 5-year Beta against the S&P 500, except for CoolCo which is against MSCI 3. Based on unaffected GasLog Partners price and trading as 1/24/23 4. Based on current GasLog Partners capital structure, pro forma for projected retirement of Series B Preference units 5. Based on 20-year US treasury’s current yield to maturity 6. Based on low end of Duff & Phelps’ long-horizon expected equity risk premium (supply-side), defined as historical equity risk premium minus price-to-earnings ratio calculated using three-year earnings; Based on high end of Duff & Phelps’ long-horizon expected equity risk premium (historical), defined as large company stock total return minus long-term government bond income returns 7. Decile: Low (9) with equity value range of $218 million to $373 million, based on equity value of free float 8. Based on weighted average cost of debt and preferred, including: (i) GasLog Partners’ cost of secured bank debt (average of ~7.1%) and (ii) GasLog Partner’s average preferred equity yield of ~8.5% Cost of Equity Sensitivities Cost of Equity Sensitivities Market Risk Premium @ 6.4% Market Risk Premium @ 7.2% Adj. Unlevered Beta Adj. Unlevered Beta 0.20 0.30 0.35 0.40 0.50 0.20 0.30 0.35 0.40 0.50 65.0% 10.6% 11.5% 12.4% 13.3% 14.2% 65.0% 11.2% 12.2% 13.2% 14.3% 15.3% 70.0% 11.4% 12.4% 13.5% 14.5% 15.6% 70.0% 12.0% 13.2% 14.4% 15.6% 16.8% 75.0% 12.4% 13.7% 15.0% 16.2% 17.5% 75.0% 13.2% 14.7% 16.1% 17.5% 19.0% 80.0% 14.0% 15.6% 17.2% 18.8% 20.3% 80.0% 15.0% 16.8% 18.6% 20.4% 22.2% 85.0% 16.6% 18.8% 20.9% 23.0% 25.1% 85.0% 18.0% 20.4% 22.8% 25.2% 27.6% WACC Sensitivities WACC Sensitivities Market Risk Premium @ 6.4% Market Risk Premium @ 7.2% Adj. Unlevered Beta Adj. Unlevered Beta 0.20 0.30 0.35 0.40 0.50 0.20 0.30 0.35 0.40 0.50 65.0% 8.6% 8.9% 9.2% 9.5% 9.9% 65.0% 8.8% 9.1% 9.5% 9.9% 10.2% 70.0% 8.7% 9.0% 9.3% 9.6% 9.9% 70.0% 8.9% 9.2% 9.6% 9.9% 10.3% 75.0% 8.7% 9.0% 9.4% 9.7% 10.0% 75.0% 8.9% 9.3% 9.6% 10.0% 10.4% 80.0% 8.8% 9.1% 9.4% 9.8% 10.1% 80.0% 9.0% 9.4% 9.7% 10.1% 10.4% 85.0% 8.9% 9.2% 9.5% 9.8% 10.1% 85.0% 9.1% 9.4% 9.8% 10.2% 10.5% Total Debt / Total Cap Total Debt / Total Cap Total Debt / Total Cap Total Debt / Total Cap Equity Total Debt + Levered Tax Unlevered Company Value Total Debt (1) Preferred / Total Cap Beta (2) Rate Beta LNG Peers Dynagas $105 $621 85.5% 0.78 0.0% 0.11 Capital Product Partners 263 1,289 83.0% 0.97 0.0% 0.16 Excelerate Energy 2,320 716 23.6% 0.91 24.0% 0.74 Flex LNG 1,811 1,715 48.6% 1.13 0.0% 0.58 CoolCo 626 1,163 65.0% 0.44 0.0% 0.15 Mean 61.2% 0.85 0.35 GasLog Partners $379 $1,276 77.1% 0.94 0.0% 0.22 Mean (All) Adj. Unlevered Beta 0.35 Add Increment - Adj. Unlevered Beta 0.35 Total Debt / Total Capitalization (4) 75.0% Tax Rate 0.0% Adjusted Equity Beta 1.40 Risk-Free Rate (5) 3.9% Market Risk Premium (6) 6.4% - 7.2% Size Premium (7) 2.2% Cost of Equity 15.0% - 16.1% Pre-tax Cost of Debt (8) 7.5% After-Tax Cost of Debt 7.5% WACC 9.4% - 9.6% (3) ($ in millions, except per unit data) 26

Confidential GasLog Partners: Weighted Average Cost of Capital (Cont’d) WACC Sensitivities Corporate Credit Market Trends LTM Yields Across Ratings Spectrum 3M SOFR and 10Y Treasury Curve Source: Bloomberg, FactSet 4.88% 3.38% 4.59% 4.19% 3.28% 2.82% 3.34% 3.33% 3.36% 3.47% 1.5% 2.5% 3.5% 4.5% 5.5% Jul-22 Jan-23 Jul-23 Jan-24 Jul-24 Jan-25 Jul-25 3M SOFR 10 Year Treasury 5.2% 5.7% 7.2% 9.1% 15.4% 3.5% 4.1% 5.0% 6.4% 10.0% 2.0% 6.0% 10.0% 14.0% 18.0% A Index BBB Index BB Index B Index CCC Index Market Risk Premium @ 6.4% Market Risk Premium @ 7.2% Cost of Debt Cost of Debt 6.5% 7.0% 7.5% 8.0% 8.5% 6.5% 7.0% 7.5% 8.0% 8.5% 65.0% 8.6% 8.9% 9.2% 9.5% 9.9% 65.0% 8.9% 9.2% 9.5% 9.8% 10.2% 70.0% 8.6% 8.9% 9.3% 9.6% 10.0% 70.0% 8.9% 9.2% 9.6% 9.9% 10.3% 75.0% 8.6% 9.0% 9.4% 9.7% 10.1% 75.0% 8.9% 9.3% 9.6% 10.0% 10.4% 80.0% 8.6% 9.0% 9.4% 9.8% 10.2% 80.0% 8.9% 9.3% 9.7% 10.1% 10.5% 85.0% 8.7% 9.1% 9.5% 9.9% 10.4% Total Debt / Total 85.0% 8.9% 9.4% 9.8% 10.2% 10.6% Cap Total Debt / Total Cap 27

Confidential These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of GasLog Partners GP LLC, the general partner of GasLog Partners LP (“GLOP,” or the “Partnership”), to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Evercore. These materials are based on information provided by or on behalf of the Conflicts Committee, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial or operating performance prepared by or reviewed with the management of GLOP and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of GLOP. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Conflicts Committee. These materials were compiled on a confidential basis for use by the Conflicts Committee and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore or any of its affiliates to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, regulatory, accounting or tax advice. Accordingly, any statements contained herein as to legal, regulatory, accounting or tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any person, including for the purpose of avoiding tax penalties that may be imposed on such person. Each person should seek legal, regulatory, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.